                                                                      EXHIBIT 3


                             [FORM OF RIGHTS CERTIFICATE]


Certificate No. R____                ______ Rights


NOT EXERCISABLE AFTER THE EARLIER OF JANUARY 27, 2007, OR SUCH DATE AS THE RIGHTS REPRESENTED HEREBY ARE REDEEMED BY INPUT/OUTPUT, INC. (THE "CORPORATION"). THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT DATED AS OF JANUARY 17, 1997, BY AND BETWEEN THE CORPORATION AND HARRIS TRUST AND SAVINGS BANK, AS RIGHTS AGENT (THE "RIGHTS AGREEMENT"). UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) (EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS -- TERMINATION OF ACQUIRING PERSON'S RIGHTS) OF SUCH AGREEMENT.](1)

                                RIGHTS CERTIFICATE
                                INPUT/OUTPUT, INC.

    This certifies that _______________________________________________________,
or its, his or her registered assigns, is the registered owner of the number of rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of January 17, 1997 (the "Rights Agreement"), between Input/Output, Inc., a Delaware corporation (the "Corporation"), and Harris Trust and Savings Bank
(the "Rights Agent"), to purchase from the Corporation at any time prior to 5:00 P.M. (Houston, Texas time) on January 27, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000) of a fully

------------------------------
    (1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

paid, nonassessable share of Series A Preferred Stock (the "Preferred Stock") of the Corporation, at a purchase price of $200 per one one-thousandth (1/1,000) of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _____________, ______, based on the Preferred Stock as constituted at such date.

    Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Associate or Affiliate or any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee after such Acquiring Person or its Associate or Affiliate becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person or its Associate or Affiliate who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

    As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

    This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

    This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights

Certificate or Rights Certificates for the number of whole Rights for which this Rights Certificate is not exercised.

    Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Corporation at its option at a redemption price of $0.001 per Right at any time prior to the earlier of (a) the Stock Acquisition Date (as such term is defined in the Rights Agreement) (as such time period may be extended pursuant to the Rights Agreement) or (b) the Final Expiration Date (as such term is defined in the Rights Agreement) and (ii) may be exchanged in whole or in part for Preferred Stock, shares of the Corporation's Common Stock, par value $0.01 per share, other property or any combination thereof.

    No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but a cash payment will be made in lieu thereof, as provided in the Rights Agreement.

    No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

    This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

    WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.



Dated as of
            ---------------------

ATTEST:                                 INPUT/OUTPUT, INC.

                                        By:
---------------------------------          ------------------------------
       Secretary                           Title:
                                                 ------------------------


Countersigned:

RIGHTS AGENT

HARRIS TRUST AND SAVINGS BANK


By:
   -----------------------------
    Authorized Signature

                     [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]


                                  FORM OF ASSIGNMENT


                   (To be executed by the registered holder if such
                 holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED,___________________________________________________________
hereby sells, assigns and transfers unto _____________________________________
______________________________________________________________________________
                    (PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint__________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:
      ---------------------------------     ---------------------------------
                                            Signature

Signature Guaranteed:

                                     CERTIFICATE

    The undersigned hereby certifies by checking the appropriate boxes that:

    (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

    (2)  after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:
      ---------------------------------     ---------------------------------
                                            Signature

Signature Guaranteed:

                                     NOTICE

    The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)

To: INPUT/OUTPUT, INC.

    The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security or
other identifying number

-------------------------------------------------------------------------------
                        (PLEASE PRINT NAME AND ADDRESS)

-------------------------------------------------------------------------------

    If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or
other identifying number

-------------------------------------------------------------------------------
                        (PLEASE PRINT NAME AND ADDRESS)

-------------------------------------------------------------------------------

Dated:
      ----------------------------        -------------------------------------
                                          Signature

Signature Guaranteed:

                                  CERTIFICATE

    The undersigned hereby certifies by checking the appropriate boxes that:

    (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being acquired or exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

    (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.


Dated:
      ----------------------------        -------------------------------------
                                          Signature

Signature Guaranteed:


                                     NOTICE

    The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

[Letter to Stockholders]


                                   JANUARY 17, 1997




Dear Fellow Stockholder:

    On January 17, 1997, your Board of Directors adopted a Stockholder Rights Plan designed to prevent a potential acquiror from gaining control of the Company without fairly compensating all of the Company's stockholders.

    The Rights will initially trade with shares of the Company's Common Stock and will have no impact on the way in which the Company's shares are traded. There are no separate certificates or market for the Rights.

    The Rights will not become exercisable and trade separately from the Common Stock until the earlier of (1) the date of a public announcement by the Company that a person has acquired 20% or more of the Common Stock of the Company or (2) ten business days (or any later date determined by the Company's Board of Directors) after a person makes a tender or exchange offer for 20% or more of the Company's Common Stock.

    Many other public companies have adopted similar plans, indicating widespread agreement that such plans can help Directors deflect coercive and inadequate offers.

    A summary of the terms of the Rights is included with this letter.

                                      Sincerely,



                                      Gary D. Owens,
                                      President and Chief
                                      Executive Officer

                            SUMMARY OF RIGHTS TO PURCHASE
                                   PREFERRED STOCK

    On January 17, 1997, the Board of Directors of Input/Output, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's common stock, $0.01 par value (the "Common Stock"), to stockholders of record at the close of business on January 27, 1997. Each Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share of Series A Preferred Stock, par value $0.01 per share (the "Preferred Stock"), at a Purchase Price of $200 per one one-thousandth (1/1,000) of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent").

    Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock upon the earlier of (i) the date of a public announcement by the Company that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of twenty percent (20%) or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) ten (10) business days (or such later date as the Board of Directors shall determine) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning twenty percent (20%) or more of such outstanding shares of Common Stock. The date the Rights separate is referred to as the "Distribution Date."

    Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after January 27, 1997 will contain a notation incorporating the Rights Agreement by reference, and
(iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

    The Rights are not exercisable until the Distribution Date and will expire at the close of business on January 27, 2007, unless earlier redeemed by the Company as described below.

    As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates will represent the Rights. Except in connection with shares of Common Stock issued or sold pursuant to the exercise of stock options or under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, or as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

    In the event that (i) the Company is the surviving corporation in a merger or other business combination with an Acquiring Person (or any associate or affiliate thereof) and its Common Stock remains outstanding and unchanged,
(ii) any person shall acquire beneficial ownership of more than twenty percent (20%) of the outstanding shares of Common Stock (except pursuant to certain consolidations or mergers involving the Company or sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries), or (iii) there occurs a reclassification of securities, a recapitalization of the Company or any of certain business combinations or other transactions (other than certain consolidations and mergers involving the Company and sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries) involving the Company or any of its subsidiaries which has the effect of increasing by more than one percent (1%) the proportionate share of any class of the outstanding equity securities of the Company or any of its subsidiaries beneficially owned by an Acquiring Person (or any associate or affiliate thereof), each holder of a Right (other than the Acquiring Person and certain related parties) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

    For example, at a Purchase Price of $200 per Right, each Right not owned by an Acquiring Person (or by certain related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $400 worth of Common Stock (or other consideration, as noted above) for $200. Assuming that the Common Stock had a per share market price of $50 at such time, the holder of each valid Right would be entitled to purchase eight shares of Common Stock for $200.

    In the event that, at any time following the Stock Acquisition Date,
(i) the Company shall enter into a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a consolidation, merger or similar transaction pursuant to which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) more than 50% of the combined assets, cash flow or earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to subsidiaries of the Company as specified in the Rights Agreement), each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events described in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

    The Purchase Price payable, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock) or subscription rights or warrants (other than those referred to in (ii) immediately above).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent (1%) of the Purchase Price. No fractional shares of Preferred Stock are required to be issued (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock) and, in lieu thereof, the Company may make an adjustment in cash based on the market price of the Preferred Stock on the trading date immediately prior to the date of exercise.

    At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding shares of Common Stock, the Board of Directors of the Company may, without payment of the Purchase Price by the holder, exchange the Rights (other than Rights owned by such person or group, which will become void), in whole or in part, for shares of Common Stock at an exchange ratio of one-half (1/2) the number of shares of Common Stock (or in certain circumstances Preferred Stock) for which a Right is exercisable immediately prior to the time of the Company's decision to exchange the Rights (subject to adjustment).

    At any time following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

    The term "Disinterested Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Disinterested Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth above or in the event that the Rights are redeemed.

    Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date; PROVIDED, that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, inconsistency or defect, to make changes which do not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person) or to shorten or lengthen any time period under the Rights Agreement; PROVIDED, HOWEVER, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

    A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A filed on January 24, 1997. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                                                      EXHIBIT 5
[Press Release]
FOR IMMEDIATE RELEASE              CONTACT - Christine Eilert Reel
January 17, 1997                             (281) 933-3339


            INPUT/OUTPUT BOARD OF DIRECTORS ADOPTS STOCKHOLDER RIGHTS PLAN (Stafford, Texas - January 17, 1997) - The Board of Directors of
Input/Output, Inc. today announced it has adopted a Stockholder Rights Plan.

    The plan is designed to protect the corporation from unfair or coercive takeover tactics and to prevent a potential acquiror from gaining control of the corporation without fairly compensating all corporation stockholders. The corporation's plan is similar to those adopted by many other companies and is not in response to any known effort to acquire control of the corporation.

    The plan entails a dividend of one right for each outstanding share of Input/Output's common stock. The stockholder rights are represented by and traded with Input/Output's common stock. There are no separate certificates or market for the rights.

    The rights do not become exercisable or trade separately from the common stock unless certain conditions are met: a public announcement by Input/Output that a person has acquired 20% or more of the common stock of the corporation, or after a tender or exchange offer is made for 20% or greater ownership of the corporation's common stock. Should the rights become exercisable, each right will entitle the holder thereof to buy 1/1,000th of a share of Input/Output's Series A Preferred Stock at an exercise price of $200. Each 1/1,000th of a share of the new Series A Preferred Stock will essentially be the economic equivalent of one share of common stock.

    Under certain circumstances the rights "flip-in" and become rights to buy the corporation's stock at a 50% discount. Under other circumstances, the rights "flip-over" and entitle the holders to buy shares of the acquiror's common stock at a 50% discount.

    The rights may be redeemed by the corporation for $0.001 per right at any time following the first public announcement by the corporation of the acquisition of beneficial ownership of 20% of the corporation's common stock. The distribution of the rights will be made to stockholders of record on January 27, 1997.

    A copy of the new Stockholder Rights Plan containing all the provisions of the new rights will be filed with the Securities and Exchange Commission shortly.

    Input/Output, Inc. is a world leader in the design and manufacture of seismic systems and related equipment. Headquartered in Stafford, Texas, Input/Output has designed, manufactured and marketed seismic instruments worldwide for 29 years.















                                       2